UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2022

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

1444 S. Alameda Street, Los Angeles, California 90021
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Officers.
(b) On March 25, 2022, Laurie Ann Goldman informed the Board of Directors (the “Board”) of Guess?, Inc. (the “Company”), that she will not stand for re-election to the Board at the Company’s 2022 Annual Meeting of Shareholders because of significant other professional commitments, including being recently appointed to serve as Chair of another company’s board. Ms. Goldman will continue to serve on the Board until the Company’s 2022 Annual Meeting of Shareholders. Ms. Goldman’s decision to not stand for re-election is not the result of any disagreement with the Company over any matter relating to the operations, policies or practices of the Company. Ms. Goldman advised the Board that given her decision not to stand for re-election, she will abstain from voting on the proxy and director nominations and other recommendations as she believes those matters are best handled by the continuing directors. The Company thanks Ms. Goldman for her advice and leadership as a member of the Board and wishes her success in her future endeavors. A copy of Ms. Goldman’s correspondence informing the Company of her decision is attached to this Form 8-K as Exhibit 17.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

17	Correspondence from Laurie Ann Goldman dated March 25, 2022

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 28, 2022	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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